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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors TransCanada PipeLines Limited

        We consent to the use of our report dated February 27, 2006 on the consolidated balance sheets of TransCanada PipeLines Limited (the "Company") as at December 31, 2005 and 2004 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005, our report dated February 27, 2006 on the Reconciliation to United States GAAP, and our Comments for U.S. Readers on Canada-U.S. Reporting Difference, dated February 27, 2006, each of which are incorporated by reference in this Annual Report on Form 40-F of the Company for the year ended December 31, 2005.

        We also consent to incorporation by reference of our report, our report on the Reconciliation to United States GAAP and Comments for U.S. Readers on Canada-U.S. Reporting Difference in the Amendment No. 1 on Form F-9 dated December 21, 2004 to the Registration Statement (No. 333-121265) on Form F-9 dated December 15, 2004 of the Company.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
February 27, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM